UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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LAWSON SOFTWARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proposed Acquisition of Lawson Software by Affiliate of Golden Gate Capital and Infor April 26, 2011

Forward Looking Statement This document contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson and its management. Such forward-looking statements, including statements regarding the merger, are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. Risks and uncertainties that may cause such differences include but are not limited to: the risk that the merger may not be completed on a timely basis, if at all; the conditions to the consummation of the merger may not be satisfied; the risk that the merger may involve unexpected costs, liabilities or delays; the risk that expected benefits of the merger may not materialize as expected; the risk that, prior to the completion of the merger, Lawson's business may experience significant disruptions, including loss of customers or employees, due to transaction-related uncertainty or other factors; the possibility that legal proceedings may be instituted against Lawson and/or others relating to the merger and the outcome of such proceedings; the possible occurrence of an event, change or other circumstance that could result in termination of the merger agreement; uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; the impact of foreign currency exchange rate fluctuations; changes in conditions in Lawson's targeted industries; the outcome of pending litigation and other risk factors listed in Lawson's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this document. Additional Information and Where To Find It In connection with the merger, Lawson intends to file relevant materials with the Securities and Exchange Commission (the "SEC"), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Lawson will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF LAWSON ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT LAWSON WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LAWSON AND THE MERGER. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the merger (when they become available), and any other documents filed by Lawson with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Lawson's website, www.lawson.com, or by contacting Investor Relations by phone at 651-767-4890, by email at investor@lawson.com or by mail at 380 St. Peter Street, St. Paul, MN 55102. Lawson and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Lawson's stockholders with respect to the merger. Information about Lawson's directors and executive officers and their ownership of Lawson's common stock is set forth in the proxy statement for Lawson's 2010 Annual Meeting of Stockholders, which was filed with the SEC on August 31, 2010. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the merger.

Proposed Transaction Overview Lawson has entered into an agreement to be acquired by an affiliate of Golden Gate Capital and Infor $11.25 / share in cash Transaction valued at ~$2 billion Attractive valuation metrics1 ~2.5x TTM non-GAAP Revenues ~12x TTM non-GAAP EBITDA ~23x TTM non-GAAP EPS ____________________________ 1 Based on Lawson’s results for the twelve months ended Feb. 28, 2011

About Lawson Leading ERP solution provider for targeted industries Founded in 1975 and headquartered in St. Paul, Minnesota Intentia acquisition in 2006 doubled company size and scale Global presence in 40 countries 3,800 employees Trailing twelve month non-GAAP revenues of $764 million and non-GAAP EBITDA of $156 million

About Golden Gate Capital San Francisco-based private equity firm $9 billion in capital under management One of the most active software investors in the world About Infor Based in Alpharetta, GA Leading provider of business software and services with over $1.7 billion of annual revenue Helping 70,000 customers in 125 countries improve operations and drive growth

Board Concludes the Transaction is in Best Interests of Stockholders After Thorough Evaluation After receipt of unsolicited proposal, Lawson’s board conducted a thorough process designed to ensure stockholders receive maximum value Discussions and negotiations with Golden Gate/Infor occurred over a period of time resulting in a transaction that delivers fair value to stockholders Comprehensive market assessment included contacting other potential acquirers Contacted competing providers of global enterprise applications and financial buyers Additional parties contacted after Company’s March 11 press release Market assessment did not yield any superior proposals Golden Gate/Infor proposal provides Lawson stockholders with: Near-term liquidity without execution risk of standalone plans Attractive valuation when compared to standalone potential Transaction multiples in line with comparable precedent transactions

$11.25 per Share Represents Attractive Valuation Metrics Multiples For 12 months ended Feb. 28, 2011 EV / TTM non-GAAP Revenue 2.5x EV / TTM non-GAAP EBITDA 12.1x EV / TTM non-GAAP EPS 23.0x Valuation multiples significantly above peer group trading multiples Valuation multiples in-line with comparable precedent transactions $11.25 / share offer Premium March 7, 20111 Closing Price 14% Average closing price for the 52-week period prior to March 7, 2011 35% Jan 10, 20112 Closing Price 28% _______________________________________ 1 Date of media reports speculating about a potential sale of Lawson 2 Date prior to Lawson and Infor signing confidentiality agreement

Transaction Price Higher than Most Trading Days Since IPO Lawson offer Price of $11.25 / share Mar. 7, 2011 Media reports on rumors of potential sale of Lawson

Key Merger Agreement Terms and Conditions One-step merger with affiliate of Golden Gate and Infor $11.25 per share price 100% cash consideration Debt financing fully committed by Credit Suisse, Bank of America-Merrill Lynch, Morgan Stanley, Royal Bank of Canada and Deutsche Bank Reverse breakup fee of $115M (or 5.9% of equity value) Reduced to $57.5M if company having < $175m freely available cash is the sole reason for termination Break-up fee of $57.5M (or 2.9% of equity value) if Lawson accepts “superior proposal” Break-up fee of $75M if termination due to change of Board recommendation following “intervening event” Customary closing conditions include expiration of antitrust review and stockholder approval Customary representations, warranties and covenants

Calendar Q3 2011 Close Anticipated Key next steps Lawson Schedule 14A proxy filings with U.S. Securities and Exchange Commission (preliminary and definitive) Antitrust review clearance Set record date and stockholder meeting date and mail proxy statement Stockholder meeting Satisfaction of other customary closing conditions Each party to act as separate companies until transaction completed Until then, it is business as usual for Lawson Transaction expected to close in the third calendar quarter of 2011

www.lawson.com